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                                                                     EXHIBIT 5.1

GRAYDON
HEAD &
RITCHEY
LLP
ATTORNEYS AT LAW

RICHARD G. SCHMALZL, ESQ.
DIRECT DIAL:  (513) 629-2828
E-MAIL:  RSCHMALZL@GRAYDON.COM

                                                              April 8, 2002

Regent Communications, Inc.
100 E. RiverCenter Boulevard
9th Floor
Covington, Kentucky 41011

         RE: REGISTRATION ON FORM S-3, FILE NO. 333-84548, OF UP TO $250,000,000 OF SECURITIES OF REGENT COMMUNICATIONS, INC., REGENT BROADCASTING, INC., AND THE SUBSIDIARY GUARANTORS AND 215,828 SHARES OF COMMON STOCK OF RECENT COMMUNICATIONS, INC. BY THE SELLING STOCKHOLDERS NAMED THEREIN

Ladies and Gentlemen:

         We have acted as counsel to Regent Communications, Inc., a Delaware corporation ("Regent"), Regent Broadcasting, Inc., a Delaware corporation and wholly-owned subsidiary of Regent Communications, Inc. ("RBI"), and certain Regent and RBI direct and indirect subsidiaries (the "Subsidiary Guarantors"), in connection with: (A) the registration and possible issuance and sale from time to time by Regent or RBI of up to $250,000,000 of (i) shares of Regent's preferred stock, par value $.01 per share (the "Regent Preferred Stock"), (ii) shares of convertible Regent Preferred Stock (the "Regent Convertible Preferred Stock"), (iii) shares of Regent Preferred Stock or Regent Convertible Preferred Stock issued in the form of depositary shares evidenced by depositary receipts (the "Regent Depositary Shares"), (iv) shares of Regent's common stock, par value $.01 per share (the "Regent Common Stock"), (v) certain debt securities of Regent (the "Regent Debt Securities"), (vi) certain convertible debt securities of Regent (the "Regent Convertible Debt Securities"), (vii) warrants to purchase any of the foregoing securities (the "Regent Warrants"), (viii) purchase contracts obligating holders to purchase Regent Preferred Stock, Regent Convertible Preferred Stock, or Regent Common Stock at a future or dates (the "Regent Stock Purchase Contracts"), (ix) units comprised of Regent Stock Purchase Contracts and one or more Regent Debt Securities, Regent Convertible Debt Securities, or debt obligations of third parties, in any combination (the "Regent Stock Purchase Units"), (x) certain debt securities of RBI (the "RBI Debt Securities"), (xi) certain convertible RBI Debt Securities (the "RBI Convertible Debt Securities"), and (xii) certain guarantees by Regent and the Subsidiary Guarantors of the RBI Debt Securities and the RBI Convertible Debt Securities and by RBI and the Subsidiary Guarantors of the Regent Debt Securities and Regent Convertible Debt Securities (collectively, the "Guarantees"); and (B) the registration by Regent of 215,828 shares of Common Stock for sale by certain of its selling stockholders (the "Secondary Shares"), in each case as contemplated by Regent's, RBI's, and the Subsidiary Guarantors' Registration Statement on Form S-3 (File No. 333-84548) and any amendments thereto filed with the Securities and Exchange Commission (the "Registration Statement").

         The Regent Preferred Stock, Regent Convertible Preferred Stock, Regent Depositary Shares, Regent Common Stock, Regent Debt Securities, Regent Convertible Debt Securities, Regent Warrants, Regent Stock Purchase Contracts, Regent Stock Purchase Units, RBI Debt Securities, RBI Convertible Debt Securities, Guarantees and Secondary Shares are collectively referred to herein as the "Securities." Except as otherwise defined herein, capitalized terms that are defined in the Registration Statement are used herein as so defined.

         As counsel for Regent, RBI, and the Subsidiary Guarantors, we have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion. Based on such examination and on the assumptions set forth below, we are of the opinion that:
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         1. The Regent Preferred Stock and Regent Convertible Preferred Stock,
when (i) issued and sold in accordance with the Registration Statement and the provisions of an applicable Certificate of Designation that has been duly adopted by the Board of Directors of Regent and duly filed in accordance with Delaware law and (ii) delivered to the purchaser or purchasers thereof upon receipt by Regent of such lawful consideration therefor as Regent's Board of Directors (or a duly authorized committee thereof or a duly authorized officer of Regent) may determine, will be validly issued, fully paid, and nonassessable.

         2. The Regent Depositary Shares, when (i) the terms of the Regent Depositary Shares and of their issuance and sale have been duly established in conformity with the deposit agreement relating to such Regent Depositary Shares so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding upon Regent, (ii) the Regent Preferred Stock or Regent Convertible Preferred Stock which is represented by Regent Depositary Shares is validly issued and delivered (as contemplated above) to the depositary, (iii) the depositary receipts evidencing the Regent Depositary Shares are duly issued against the deposit of the Regent Preferred Stock or Regent Convertible Preferred Stock in accordance with the deposit agreement, and (iv) the Regent Depositary Shares are issued in the manner and for the consideration contemplated by the Registration Statement, the Prospectus contained therein, and/or the applicable Prospectus Supplement, will be validly issued.

         3. The Regent Common Stock, when (i) issued and sold in accordance with the Registration Statement and (ii) delivered to the purchaser or purchasers thereof upon receipt by Regent of such lawful consideration therefor as Regent's Board of Directors (or a duly authorized committee thereof or a duly authorized officer of Regent) may determine, assuming that Regent at such time has authorized but unissued shares of Regent Common Stock remaining under its Certificate of Incorporation, will be validly issued, fully paid, and nonassessable.

         4. The Regent Debt Securities, Regent Convertible Debt Securities, RBI Debt Securities, and RBI Convertible Debt Securities, when (i) duly executed by Regent or RBI, as applicable, and authenticated by the applicable Trustee qualified under the Trust Indenture Act of 1939, as amended (the "TIA") in accordance with the provisions of the applicable Indenture and issued and sold in accordance with the Registration Statement and (ii) delivered to the purchaser or purchasers thereof upon receipt by Regent or RBI, as applicable, of such lawful consideration therefor as Regent's or RBI's Board of Directors, as applicable (or a duly authorized committee thereof or a duly authorized officer of Regent or RBI, as applicable), may determine, will be valid and binding obligations of Regent or RBI, as applicable, enforceable against Regent or RBI, as applicable, in accordance with the terms and entitled to the benefits of the applicable Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that waiver of rights under any usury laws may be unenforceable.

         5. The Guarantees, when (i) the terms thereof have been duly established in accordance with applicable law, (ii) the Regent Debt Securities, Regent Convertible Debt Securities, RBI Debt Securities, and RBI Convertible Debt Securities to which the Guarantees relate have been duly executed, authenticated, and delivered and the purchase price therefor has been received by Regent or RBI, as applicable, and (iii) the consideration separately payable, if any, for the Guarantees has been received, will constitute valid and legally binding obligations of Regent, RBI, and/or the Subsidiary Guarantors, as applicable, enforceable against Regent, RBI, and/or the Subsidiary Guarantors, as applicable, in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that a waiver of rights under any usury laws may be unenforceable.

         6. The Regent Warrants, when, as and if (i) the appropriate corporate action has been taken by Regent to authorize the form, terms, execution and delivery of the warrant agreement (including a form of certificate evidencing the Regent Warrants) and (ii) Regent Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of Regent against payment in the manner provided for in the warrant agreement and such corporate action, will constitute valid and binding obligations of Regent, enforceable against Regent in accordance with their terms.
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         7. The Regent Stock Purchase Contracts, when, as and if (i) the appropriate corporate action has been taken by Regent to authorize the form, terms, execution and delivery of the stock purchase contract agreement (including a form of certificate evidencing the Regent Stock Purchase Contracts) and (ii) the Regent Stock Purchase Contracts with such terms are duly executed, attested, issued and delivered by duly authorized officers of Regent against payment in the manner provided for in the Regent Stock Purchase Contracts and such corporate action, will constitute valid and binding obligations of Regent, enforceable against Regent in accordance with their terms.

         8. The Regent Stock Purchase Units, when, as and if (i) the appropriate corporate action has been taken by Regent to authorize the form, terms, execution and delivery of the stock purchase unit agreement (including a form of certificate evidencing the Regent Stock Purchase Units) and (ii) the Regent Stock Purchase Units with such terms are duly executed, attested, issued and delivered by duly authorized officers of Regent against payment in the manner provided for in the stock purchase unit agreement and such corporate action, will constitute valid and binding obligations of Regent, enforceable against Regent in accordance with their terms.

         9. The Secondary Shares have been validly issued and are fully paid and nonassessable.

         In rendering the foregoing opinions, we have assumed that (i) the definitive terms of each class and series of the Securities not presently provided for in the applicable Indenture or Regent's Certificate of Incorporation or RBI's Certificate of Incorporation, as applicable, will have been established in accordance with all applicable provisions of law, the applicable Indenture, Regent's Certificate of Incorporation and Bylaws or RBI's Certificate of Incorporation and Bylaws, as applicable, and the authorizing resolutions of Regent's or RBI's Board of Directors, as applicable, and reflected in appropriate documentation approved by us and, if applicable, duly executed and delivered by Regent or RBI, as applicable, and any other appropriate party, (ii) any Securities consisting of Regent Common Stock, Regent Preferred Stock or Regent Convertible Preferred Stock and any Regent Common Stock, Regent Preferred Stock or Regent Convertible Preferred Stock for or into which any other Securities are exercisable, exchangeable, or convertible, will have been duly authorized and reserved for issuance, (iii) the deposit agreement relating to the Depositary Shares will have been duly authorized, executed, and delivered by, and will constitute a valid and binding obligation of, each party thereto, (iv) the warrant agreement relating to the Regent Warrants will have been duly authorized, executed, and delivered by, and will constitute a valid and binding obligation of, each party thereto, (v) the stock purchase contract agreement relating to the Regent Stock Purchase Contracts will have been duly authorized, executed, and delivered by, and will constitute a valid and binding obligation of, each party thereto, (vi) the stock purchase unit agreement relating to the Regent Stock Purchase Units will have been duly authorized, executed, and delivered by, and will constitute a valid and binding obligation of, each party thereto, (vii) the interest rate on the Regent Debt Securities, Regent Convertible Debt Securities, RBI Debt Securities, or RBI Convertible Debt Securities will not be higher than the maximum lawful rate permitted from time to time under applicable law, (viii) the instruments relating to the Guarantees will have been duly authorized, executed, and delivered by, and will constitute a valid and binding obligation of, each party thereto, (ix) any revisions to the form of any Indenture filed as an exhibit to the Registration Statement prior to the execution thereof, and any amendments or supplemental indentures to such Indenture (as executed) will not require requalification of such Indenture under the TIA, (x) the Registration Statement, and any amendments thereto, will have become effective, (xi) a Prospectus or Prospectus Supplement describing each class or series of Securities offered pursuant to the Registration Statement will have been filed with the Securities and Exchange Commission, (xii) the resolutions authorizing Regent, RBI, and the Subsidiary Guarantors to register, offer, sell, and issue the Securities will remain in effect and unchanged at all times during which the Securities are offered, sold, or issued by Regent, RBI, and the Subsidiary Guarantors, and (xiii) all Securities will be issued in compliance with applicable federal and state securities laws.

         In rendering the foregoing opinions, we have relied as to certain factual matters upon certificates of officers of Regent, RBI, and the Subsidiary Guarantors, and we have not independently checked or verified the accuracy of the statements contained therein. In rendering the foregoing opinions, our examination of matters of law has been limited to the laws of the State of Ohio, the General Corporation Law of the State of Delaware, and the federal laws of the United States of America, as in effect on the date hereof.

         We understand that prior to offering for sale any Securities you will advise us in writing of the terms of such offering and of such Securities, will afford us an opportunity to review the operative documents (including the applicable Prospectus or Prospectus Supplement) pursuant to which the Securities are to be offered, sold, and issued, and will file as an exhibit to the Registration Statement such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities or any changes in Regent's, RBI's, or the Subsidiary Guarantors' capital structure or other pertinent circumstances.
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                  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and amendments thereto and to the reference to us in the Prospectus and/or the Prospectus Supplement under the caption "Legal Matters."

                                             Very truly yours,

                                             GRAYDON HEAD & RITCHEY LLP

                                             By:    /s/ Richard G. Schmalzl
                                                    ----------------------------
                                                    Richard G. Schmalzl, Partner